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                               FORM OF PROXY CARD


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0059050.09

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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WARBURG PINCUS GROWTH & INCOME FUND
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Warburg Pincus Growth & Income Fund (the "Fund"), a series of The RBB Fund, Inc., hereby appoints Ed Roach and Linda Hagan attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held
at the offices of the RBB  Fund,  Inc.,   Bellevue  Park  Corporate  Center,
400 Bellevue Parkway, Wilmington, Delaware 19809 on May 1, 1996 at :00 a.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated March , 1996 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                  Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                  Date: _____________________________

      __________________________    ________________________________
              Signature(s)            (Title(s), if applicable)


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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ...............................................................................
 ...............................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSAL.

1.   To approve or disapprove the         FOR |_|   AGAINST |_|   ABSTAIN |_|
     Plan of Reorganization

     To approve or disapprove the respective Plan of Reorganization dated as of February , 1996 (the "Plan") providing (i) that each of Warburg Pincus Growth & Income Fund, Warburg Pincus Balanced Fund and Warburg Pincus Tax Free Fund (individually an "Existing Warburg Fund" and together the "Existing Warburg Funds") would be reorganized from a series of The RBB Fund, Inc. (the "RBB Fund") into Warburg Pincus Growth & Income Fund, Inc., Warburg Pincus Balanced Fund, Inc. and Warburg Pincus Tax Free Fund, Inc., respectively (individually an "New
     Warburg Fund" and together the "New Warburg Funds"), (ii) each Existing Warburg Fund would transfer to the corresponding New Warburg Fund all or substantially all of its assets in exchange for shares of the New Warburg Fund and the assumption of the Existing Warburg Fund's liabilities, (iii) the distribution of such shares of the New Warburg Funds to shareholders of the Existing Warburg Funds in
     liquidation  of  the  Existing   Warburg  Funds  and  (iv)  the
     subsequent termination of the Existing Warburg Funds.

2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

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